EXHIBIT 99.2:

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending December 31, 2006 and 2005

	4th Quarter
(in thousands, except per share data)	2006	2005	Change
Operating Revenues
Oil and gas operations	$220,329	$164,127	$56,202
Natural gas distribution	160,430	170,954	(10,524)

Total operating revenues	380,759	335,081	45,678

Operating Expenses
Cost of gas	88,905	100,957	(12,052)
Operations & maintenance	70,437	73,600	(3,163)
DD&A	37,614	32,950	4,664
Taxes, other than income taxes	22,277	28,116	(5,839)
Accretion expense	928	682	246

Total operating expenses	220,161	236,305	(16,144)

Operating Income	160,598	98,776	61,822

Other Income (Expense)
Interest expense	(10,842)	(12,006)	1,164
Other income	187	469	(282)
Other expense	(984)	(72)	(912)

Total other expense	(11,639)	(11,609)	(30)

Income From Continuing Operations Before Income Taxes	148,959	87,167	61,792
Income tax expense	53,836	29,872	23,964

Income from Continuing Operations	95,123	57,295	37,828

Discontinued Operations, Net of Taxes
Loss from discontinued operations	—	(4)	4
Gain on disposal of discontinued operations	—	12	(12)

Income from Discontinued Operations	—	8	(8)

Net Income	$95,123	$57,303	$37,820

Diluted Earnings Per Average Common Share
Continuing operations	$1.31	$0.77	$0.54
Discontinued operations	—	0.01	(0.01)

Net Income	$1.31	$0.78	$0.53

Basic Earnings Per Average Common Share
Continuing operations	$1.33	$0.78	$0.55
Discontinued operations	—	—	—
Net Income	$1.33	$0.78	$0.55

Diluted Avg. Common Shares Outstanding	72,540	73,938	(1,398)

Basic Avg. Common Shares Outstanding	71,606	73,166	(1,560)

Dividends Per Share	$0.11	$0.10	$0.01

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending December 31, 2006 and 2005

	Year-to-date
(in thousands, except per share data)	2006	2005	Change
Operating Revenues
Oil and gas operations	$730,542	$527,695	$202,847
Natural gas distribution	663,444	600,700	62,744

Total operating revenues	1,393,986	1,128,395	265,591

Operating Expenses
Cost of gas	373,097	315,622	57,475
Operations & maintenance	302,157	268,727	33,430
DD&A	142,086	131,691	10,395
Taxes, other than income taxes	95,727	93,983	1,744
Accretion expense	3,619	2,647	972

Total operating expenses	916,686	812,670	104,016

Operating Income	477,300	315,725	161,575

Other Income (Expense)
Interest expense	(48,652)	(46,800)	(1,852)
Other income	951	2,163	(1,212)
Other expense	(1,046)	(710)	(336)

Total other expense	(48,747)	(45,347)	(3,400)

Income From Continuing Operations Before Income Taxes	428,553	270,378	158,175
Income tax expense	155,030	97,491	57,539

Income from Continuing Operations	273,523	172,887	100,636

Discontinued Operations, Net of Taxes
Loss from discontinued operations	(6)	(7)	1
Gain on disposal of discontinued operations	53	132	(79)

Income from Discontinued Operations	47	125	(78)

Net Income	$273,570	$173,012	$100,558

Diluted Earnings Per Average Common Share
Continuing operations	$3.73	$2.35	$1.38
Discontinued operations	—	—	—

Net Income	$3.73	$2.35	$1.38

Basic Earnings Per Average Common Share
Continuing operations	$3.77	$2.37	$1.40

Discontinued operations	—	—	—

Net Income	$3.77	$2.37	$1.40

Diluted Avg. Common Shares Outstanding	73,278	73,715	(437)

Basic Avg. Common Shares Outstanding	72,505	73,052	(547)

Dividends Per Share	$0.44	$0.40	$0.04

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending December 31, 2006 and 2005

	4th Quarter
(in thousands, except sales price data)	2006	2005	Change
Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$106,487	$118,548	$(12,061)
Oil	45,313	32,968	12,345
Natural gas liquids	12,106	9,936	2,170
Other	56,423	2,675	53,748

Total	$220,329	$164,127	$56,202

Production volumes from continuing operations
Natural gas (MMcf)	15,768	15,177	591
Oil (MBbl)	908	836	72
Natural gas liquids (MMgal)	19.3	18.1	1.2
Production volumes from continuing ops. (MMcfe)	23,971	22,773	1,198
Total production volumes (MMcfe)	23,971	22,796	1,175

Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.75	$7.81	$(1.06)
Oil (barrel)	$49.89	$39.43	$10.46
Natural gas liquids (gallon)	$0.63	$0.55	$0.08
Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$34,064	$28,730	$5,334
Production taxes	11,055	16,721	(5,666)

Total	$45,119	$45,451	$(332)

Depreciation, depletion and amortization	$26,250	$22,323	$3,927
Capital expenditures	$107,071	$220,741	$(113,670)
Exploration expense	$669	$108	$561
Operating income	$144,233	$87,163	$57,070
Natural Gas Distribution
Operating revenues
Residential	$103,431	$108,025	$(4,594)
Commercial and industrial	42,187	50,345	(8,158)
Transportation	12,839	10,639	2,200
Other	1,973	1,945	28

Total	$160,430	$170,954	$(10,524)

Gas delivery volumes (MMcf)
Residential	5,729	5,608	121
Commercial and industrial	2,667	3,001	(334)
Transportation	12,813	12,216	597

Total	21,209	20,825	384

Other data
Depreciation and amortization	$11,364	$10,627	$737
Capital expenditures	$17,210	$19,714	$(2,504)
Operating income	$16,757	$11,913	$4,844

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending December 31, 2006 and 2005

	Year-to-date
(in thousands, except sales price data)	2006	2005	Change
Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$437,560	$365,636	$71,924
Oil	181,459	116,651	64,808
Natural gas liquids	50,258	38,455	11,803
Other	61,265	6,953	54,312

Total	$730,542	$527,695	$202,847

Production volumes from continuing operations
Natural gas (MMcf)	62,824	61,048	1,776
Oil (MBbl)	3,645	3,316	329
Natural gas liquids (MMgal)	76.3	70.5	5.8
Production volumes from continuing ops. (MMcfe)	95,596	91,020	4,576
Total production volumes (MMcfe)	95,595	91,099	4,496
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.96	$5.99	$0.97
Oil (barrel)	$49.79	$35.18	$14.61
Natural gas liquids (gallon)	$0.66	$0.55	$0.11
Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$134,853	$104,241	$30,612
Production taxes	49,509	52,271	(2,762)

Total	$184,362	$156,512	$27,850

Depreciation, depletion and amortization	$97,842	$89,340	$8,502
Capital expenditures	$263,677	$353,712	$(90,035)
Exploration expense	$4,181	$676	$3,505
Operating income	$405,149	$243,877	$161,272
Natural Gas Distribution
Operating revenues
Residential	$426,066	$384,753	$41,313
Commercial and industrial	181,900	166,957	14,943
Transportation	45,950	43,291	2,659
Other	9,528	5,699	3,829

Total	$663,444	$600,700	$62,744

Gas delivery volumes (MMcf)
Residential	22,310	24,601	(2,291)
Commercial and industrial	11,226	12,498	(1,272)
Transportation	50,760	49,850	910

Total	84,296	86,949	(2,653)

Other data
Depreciation and amortization	$44,244	$42,351	$1,893
Capital expenditures	$76,157	$73,276	$2,881
Operating income	$74,274	$72,922	$1,352